UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Minority Membership Interest Purchase Agreement

On September 30, 2025, the Company entered into a Minority Membership Interest Purchase Agreement (the “Agreement”) with RAEK Data, LLC, a Delaware limited liability company (“RAEK”). Pursuant to the terms of the Agreement, the Company has agreed to issue 200,000 shares of Series D Convertible Preferred Stock to RAEK for an aggregate purchase price of $1,500,000 for the purchase of 79,436 membership units in RAEK representing a 3.0% ownership interest in RAEK. The closing was effective September 30, 2025.

Within 30 business days of the execution of the Agreement, the Company has agreed to prepare and file a registration statement with the SEC on Form S-1 to register the shares of common stock underlying the Series D Convertible Preferred Stock. The transaction includes a 4.99% beneficial-ownership blocker with respect to RAEK’s ownership of the Company’s outstanding common stock.

The foregoing description of the Agreement is not a complete description of all of the parties’ rights and obligations under the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

About RAEK Data, LLC

RAEK is a data technology company that provides first-party data collection and identity resolution solutions. Its platform enables businesses to transform anonymous website traffic into actionable customer profiles, supporting marketing and improved digital performance.

Horberg Enterprises Securities Purchase Agreement (“SPA”)

On October 1, 2025, the Company entered into a Securities Purchase Agreement with Horberg Enterprises LP, an accredited investor (“Horberg”), pursuant to which Horberg purchased 100,000 shares of the Company’s Series D Convertible Preferred Stock for $750,000. Pursuant to the use of proceeds contained in the SPA, the Company repaid the $500,000 OID Note held by Horberg dated July 31, 2025, with the remaining $250,000 to be utilized for general working capital. Horberg agreed to limit the amount of common stock received upon conversion of the Series D Convertible Preferred Stock to less than 4.99% of the total outstanding common stock.

The foregoing description of the Horberg SPA is qualified in its entirety by reference to the Horberg SPA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities.

On September 30, 2025, the Company authorized the issuance of the 200,000 shares of Series D Convertible Preferred Stock to RAEK as set forth in Item 1.01 above.

On September 30, 2025, the Company authorized the issuance of 20,000 shares of Series D Convertible Preferred Stock to DeMint Law, PLLC for accrued fees in the amount of $150,000.

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On September 30, 2025, the Company received two subscription agreements for the purchase of 70,000 shares of Series D Convertible Preferred Stock at $7.50 per share to two accredited investors for cash consideration of $525,000.

On October 2, 2025, the Company authorized the issuance of 100,000 shares of Series D Convertible Preferred Stock for $750,000 pursuant to the Horberg SPA discussed in Item 1.01 above.

On October 2, 2025, the Company received subscription agreements for the purchase of 35,000 shares of Series D Convertible Preferred Stock at $7.50 per share to six accredited investors for cash consideration of $262,500.

The issuance of the shares of Series D Convertible Preferred Stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 7.01 Regulation FD Disclosure.

On October 2, 2025, the Company issued a press release with respect to the Reverse Stock Split to be effective on October 3, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	RAEK Minority Membership Interest Purchase Agreement dated September 30, 2025
10.2	Horberg Securities Purchase Agreement dated October 1, 2025
99.1	Reverse Stock Split Press Release #2 dated October 2, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: October 3, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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